Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

RingCentral, Inc.:

We consent to the incorporation by reference in the registration statement (Nos. 333-223228, 333-216297, 333-209794, 333-202367, and 333-191433) on Form S-8 of RingCentral, Inc. of our report dated February 26, 2019, with respect to the consolidated balance sheets of RingCentral, Inc. as of December 31, 2018 and 2017, the related consolidated statements of operations, comprehensive loss, stockholders’ equity, and cash flows for each of the years in the three-year period ended December 31, 2018, and the related notes (collectively, the consolidated financial statements), and the effectiveness of internal control over financial reporting as of December 31, 2018, which report appears in the December 31, 2018 annual report on Form 10-K of RingCentral, Inc.

Our report dated February 26, 2019 contains an explanatory paragraph that states that RingCentral, Inc. acquired Dimelo SA on October 22, 2018, as discussed in Note 6 to the consolidated financial statements. As discussed in Management’s Annual Report on Internal Control over Financial Reporting appearing under Item 9A, management excluded from its assessment of the effectiveness of RingCentral, Inc.’s internal control over financial reporting as of December 31, 2018, Dimelo SA’s internal control over financial reporting associated with consolidated total assets and consolidated total revenue of less than 1% included in the consolidated financial statements of the Company as of and for the year ended December 31, 2018. Our audit of internal control over financial reporting of the Company as of December 31, 2018 also excluded an evaluation of the internal control over financial reporting of Dimelo SA.

Our report dated February 26, 2019 contains an explanatory paragraph that states the Company has changed its method of accounting for revenue from contracts with customers and accounting for sales commissions due to the adoption of Accounting Standards Codification (ASC) Topic 606 and Subtopic 340-40.

/s/ KPMG LLP

Santa Clara, California

February 26, 2019